Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 23, 2015 in the prospectus included in the Registration Statement on Form F-10 of Trillium Therapeutics Inc. for the registration of common shares, first preferred shares, warrants to purchase common shares and units.

Toronto, Canada May 29, 2015	/s/ Ernst & Young LLP Chartered Professional Accountants Licensed Public Accountants